EXHIBIT 4.10




                        TEMPORARY GLOBAL NOTE CERTIFICATE



ISIN: XS0168665410                                              Common Code: 016866541



                             BARCLAYCARD FUNDING PLC

   (a public limited company incorporated under the laws of England and Wales)

    BARCLAYCARD ASSET BACKED MEDIUM TERM NOTE AND NOTE CERTIFICATE PROGRAMME

                        TEMPORARY GLOBAL NOTE CERTIFICATE

                               REPRESENTING UP TO

                               {pound-sterling}[*]

              FLOATING RATE ASSET BACKED NOTE CERTIFICATES DUE 2006

This global note is a Temporary Global Note Certificate without interest coupons issued in respect of an issue of an aggregate principal amount of {pound-sterling}[*] of Floating Rate Asset Backed Notes due 2006 (the "NOTE CERTIFICATE") by Barclaycard Funding PLC (the "MTN ISSUER").

The MTN Issuer for value received promises, all in accordance with the terms and conditions set out in the applicable Series 03-2 Supplement ("TERMS AND CONDITIONS") and the Principal Trust Deed (as defined below) to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note Certificate for the time being from time to time represented hereby, on the maturity date specified in the Terms and Conditions or on such earlier date as any such Note Certificate may become due and payable in accordance with the Terms and Conditions, the Principal Amount on such dates as may be specified in the Terms and Conditions or, if any such Note Certificate shall become due and payable on any other date, the Principal Amount and, in respect of each such Note Certificate, to pay interest and all other amounts as may be payable pursuant to the Terms and Conditions all subject to and in accordance therewith.

Except as specified herein, the bearer of this Temporary Global Note Certificate is entitled to the benefit of the Terms and Conditions and of the same obligations on the part of the MTN Issuer as if such bearer were the bearer of the Note Certificates represented hereby and to the benefit of those provisions of the Terms and Conditions (and the obligations on the part of the MTN Issuer contained therein) applicable specifically to Temporary Global Note Certificate, and all payments under and to the bearer of this Temporary Global Note Certificate shall be valid and effective to satisfy and discharge the corresponding Liabilities of the MTN Issuer in respect of the Note Certificates.

This Temporary Global Note Certificate is issued pursuant to a security trust deed and MTN cash management deed dated 23 November 1999 (the "PRINCIPAL TRUST DEED") together with the supplemental trust deed in respect of Series 03-2 dated [*] 2003 (the "SERIES 03-2 SUPPLEMENT" and, together with the Principal Trust Deed, the "TRUST DEED") and made between the MTN Issuer and The Bank of New York, London Branch as trustee (the "TRUSTEE" which expression includes any person or corporation from time to time appointed as trustee). Words and expressions defined expressly or by reference in the Terms and Conditions and the Trust Deed shall have the same meanings in this Temporary Global Note Certificate.

On or after the expiry of 40 days after the date of issue of this Temporary Global Note Certificate (the "EXCHANGE DATE"), this Temporary Global Note Certificate shall be exchangeable in whole or in part for a Permanent Global Note or, in the circumstances set out in the Series 03-2 Supplement for Definitive Note. An exchange for a Permanent Global Note or, as the case may be, Definitive Note will be made only on or after the Exchange Date (specified in the Series 03-2 Supplement) and upon presentation or, as the case may be, surrender of this Temporary Global Note Certificate to the Principal Paying Agent at its specified office and upon and to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("EUROCLEAR") or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the Exchange Date in substantially the form set out in Annex I hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system. Any Definitive Note will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent.

The MTN Issuer undertakes to procure that the relevant Permanent Global Note and Definitive Note will be duly issued in accordance with the Terms and Conditions, the provisions hereof and of the Trust Deed.

The bearer of this Temporary Global Note Certificate shall not (unless, upon due presentation of this Temporary Global Note Certificate for exchange (in whole or in part) for a Permanent Global Note or for delivery of Definitive Note, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Note Certificates represented by this Temporary Global Note Certificate which falls due on or after the Exchange Date or be entitled to exercise any option on a date after the Exchange Date.

Payments of interest otherwise falling due before the Exchange Date will be made only upon presentation of this Temporary Global Note Certificate at the specified office of any of the Paying Agents outside the United States and upon and to the extent of delivery to the relevant Paying Agent of a certificate or certificates issued by Euroclear or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.

On any occasion on which a payment of principal is made in respect of this Temporary Global Note Certificate or on which this Temporary Global Note Certificate is exchanged in whole or in part as aforesaid or on which Note Certificate represented by this Temporary Global Note Certificate are to be cancelled, the MTN Issuer shall procure that
(i) the aggregate principal amount of the Note Certificates in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive form or which are to be exchanged for a permanent global instrument or which are to be cancelled and
(ii) the remaining principal amount of this Temporary Global Note Certificate (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note Certificate shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Note Certificates represented by this Temporary Global Note Certificate, the MTN Issuer shall procure that the appropriate notations are made on the Schedule hereto.

The obligations of the MTN Issuer in respect of this Temporary Global Note Certificate are limited recourse in nature, as more particularly set out in the Terms and Conditions and the Trust Deed. In addition the bearer of this Temporary Global Note Certificate and, inter alios, the Trustee are restricted in the proceedings which they may take against the MTN Issuer to enforce their rights hereunder and under the Trust Deed, as more particularly set out in the Terms and Conditions and the Trust Deed.

This Temporary Global Note Certificate is governed by, and shall be construed in accordance with, English law.

The MTN Issuer irrevocably agrees for the benefit of the bearer that the courts of England are to have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with these presents (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts. The MTN Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

This Temporary Global Note Certificate shall not be valid for any purpose until authenticated for and on behalf of The Bank of New York, London Branch as Issue Agent.

AS WITNESS the manual or facsimile signature of a director, duly authorised officer, or duly authorised attorney on behalf of the MTN Issuer.

                                                                   EXHIBIT 4.10



                                 THE SCHEDULE

  PAYMENTS, DELIVERY OF DEFINITIVE NOTE CERTIFICATES, EXCHANGE FOR PERMANENT
     GLOBAL NOTE CERTIFICATE, EXERCISE OF OPTIONS AND CANCELLATION OF NOTE
                                 CERTIFICATES



====================================================================================================================================
 Date of payment,     Amount of    Amount of     Aggregate      Aggregate        Aggregate     Aggregate    Remaining    Authorised
delivery, exchange,   interest     principal     principal      principal        principal     principal    principal    signature
exercise of option    then paid    then paid     amount of      amount of        amount of     amount in    amount of     by or on
  (and date upon                                Definitive   this Temporary         Note      respect of       this       behalf of
 which exercise is                                 Note        Global Note      Certificate      which       Temporary       the
   effective) or                               Certificates  Certificate then      then        option is    Global Note   Principal
   cancellation                                    then        exchanged for     cancelled     exercised    Certificate    Paying
                                                 delivered     the Permanent                                                Agent
                                                                Global Note
                                                                Certificate
------------------------------------------------------------------------------------------------------------------------------------

























====================================================================================================================================


                                                                   EXHIBIT 4.10



BARCLAYCARD FUNDING PLC


By:[manual/facsimile signature]
(director)



ISSUED in London on     19 June 2003



AUTHENTICATED for and on behalf of
THE BANK OF NEW YORK
as Issue Agent without recourse,
warranty or liability



By:[manual signature]
(duly authorised)

                                                                   EXHIBIT 4.10



                                    ANNEX I

  [Form of certificate to be given in relation to exchanges of this Temporary
   Global Note for the Permanent Global Note Certificates or Definitive Note
                                Certificates:]

                            BARCLAYCARD FUNDING PLC

        {pound-sterling}[*] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                           (the "NOTE CERTIFICATE")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANISATIONS") substantially to the effect set forth in the Agency Agreement as of the date hereof, [ ] principal amount of the above-captioned Note Certificate (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) is owned by United States persons that
(a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("FINANCIAL INSTITUTIONS")) purchasing for their own account or for resale, or (b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

                                                                   EXHIBIT 4.10


We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ][1]

[Euroclear Bank S.A./N.V. as operator of the Euroclear System/Clearstream, Luxembourg]

By:[authorised signature]




























_______________________________________________________________________________

[1]To be dated not earlier than the Exchange Date.

                                                                   EXHIBIT 4.10



                                   ANNEX II

 [Form of certificate to be given in relation to payments of interest falling due before the Exchange Date:]

                            BARCLAYCARD FUNDING PLC

        {pound-sterling}[*] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                           (the "NOTE CERTIFICATE")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "MEMBER ORGANISATIONS") substantially to the effect set forth in the Issue and Paying Agency Agreement as of the date hereof, [ ] principal amount of the above-captioned Note Certificates (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v) ("FINANCIAL INSTITUTIONS")) purchasing for their own account or for resale, or
(b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of the Note Certificates set forth above that, except as set out below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect of such portion, substantially to the effect set forth in the Temporary Global Note Certificate representing the Note Certificates.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ][2]

[Euroclear Bank S.A./N.V. as operator of the Euroclear System/Clearstream, Luxembourg]

By:[authorised signature]



























_______________________________________________________________________________

[2]To be dated not earlier than the relevant interest payment date.

                                                                   EXHIBIT 4.10



                                   ANNEX III

      [Form of accountholder's certification referred to in the preceding certificate:]

                            BARCLAYCARD FUNDING PLC

       {pound-sterling}[*] FLOATING RATE ASSET BACKED NOTE CERTIFICATE

                           (the "NOTE CERTIFICATE")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Note Certificate held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to the United States Federal income taxation regardless of its source ("UNITED STATES PERSONS"), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("FINANCIAL INSTITUTIONS") purchasing for their own account or for resale, or (b) acquired the Note Certificates through and are holding through on the date hereof (as such terms "acquired through" and "holding through" are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i) (D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the MTN Issuer or the MTN Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or
(iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Note Certificates is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Note Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Note Certificates are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933 (the "ACT") then this is also to certify that, as except as set forth below, the Note Certificates are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Note Certificates in transactions which did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "UNITED STATES" means the United States of America (including the States and the District of Columbia); and its "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Note Certificates held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Note Certificate in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Note Certificate (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States.

In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:[          ][3]

[ACCOUNTHOLDER] AS (OR AS AGENT FOR) THE BENEFICIAL OWNER OF THE NOTE CERTIFICATES.

By:[authorised signature]































_______________________________________________________________________________

[3]To be dated not earlier than fifteen days before the Exchange Date or, as the case may be the relevant interest payment date.